                                  EXHIBIT 11.2


                            PHOENIX TECHNOLOGIES LTD.

                        COMPUTATION OF EARNINGS PER SHARE
                        FULLY DILUTED EARNINGS PER SHARE



                                                 Three Months Ended December 31,
                                                 -------------------------------

                                                        1994           1993
                                                      ------         ------

Income from continuing operations                 $1,569,000    $ 1,548,000

Loss from discontinued operations                         --       (328,000)
                                                  ----------     ----------
Net income                                        $1,569,000     $1,220,000


Weighted average number of common
  shares outstanding                              13,438,000     13,043,000

Weighted average number of common
  equivalent shares  (1)                           1,516,000        700,000
                                                  ----------     ----------
Weighted average number of common and
  common equivalent shares outstanding            14,954,000     13,743,000
                                                  ----------     ----------
                                                  ----------     ----------

Primary earnings per share: (1)

  Continuing operations                               $ 0.10         $ 0.11
  Discontinued operations                             $ 0.00          (0.02)
                                                  ----------     ----------

Net income                                            $ 0.10         $ 0.09
                                                  ----------     ----------
                                                  ----------     ----------

- - - - - - -----------------

(1) In a loss period, loss per share is computed using only the weighted average number of common shares outstanding, as the effect of common equivalent shares would be antidilutive.




                                                                Page 1 of 1 page